CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Chester Funds of our reports dated November 13, 2018, relating to the financial statements and financial highlights, which appear in Vanguard Target Retirement 2015 Fund, Vanguard Target Retirement 2020 Fund, Vanguard Target Retirement 2025 Fund, Vanguard Target Retirement 2030 Fund, Vanguard Target Retirement 2035 Fund, Vanguard Target Retirement 2040 Fund, Vanguard Target Retirement 2045 Fund, Vanguard Target Retirement 2050 Fund, Vanguard Target Retirement 2055 Fund, Vanguard Target Retirement 2060 Fund, Vanguard Target Retirement 2065, Vanguard Target Retirement Income Fund, Vanguard Institutional Target Retirement 2015 Fund, Vanguard Institutional Target Retirement 2020 Fund, Vanguard Institutional Target Retirement 2025 Fund, Vanguard Institutional Target Retirement 2030 Fund, Vanguard Institutional Target Retirement 2035 Fund, Vanguard Institutional Target Retirement 2040 Fund, Vanguard Institutional Target Retirement 2045 Fund, Vanguard Institutional Target Retirement 2050 Fund, Vanguard Institutional Target Retirement 2055 Fund, Vanguard Institutional Target Retirement 2060 Fund, Vanguard Institutional Target Retirement 2065 and Vanguard Institutional Target Retirement Income Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2018, and of our report dated November 15, 2018, relating to the financial statements and financial highlights, which appears in Vanguard PRIMECAP Fund’s Annual Report on Form N-CSR for the year ended September 30, 2018. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 25, 2019